WesBanco Announces Third Quarter 2021 Financial Results

Wheeling, WV, October 26, 2021 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2021.  Net income available to common shareholders for the period was $41.9 million, with diluted earnings per share of $0.64, compared to $41.3 million and $0.61 per diluted share, respectively, for the third quarter of 2020.  For the nine months ended September 30, 2021, net income was $180.5 million, or $2.71 per diluted share, compared to $69.2 million, or $1.03 per diluted share, for the 2020 period.  Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended September 30, 2021, was $45.4 million, or $0.70 per diluted share, as compared to $44.2 million and $0.66 per diluted share, respectively, in the prior year quarter (non-GAAP measures).  On the same basis, net income for the nine months ended September 30, 2021 was $185.7 million, or $2.79 per diluted share, as compared to $76.5 million, or $1.14 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended September 30,				For the Nine Months Ended June 30,
	2021		2020		2021		2020
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$45,406	$0.70	$44,155	$0.66	$185,685	$2.79	$76,489	$1.14
Less: After tax restructuring and merger-related expenses	(3,529)	(0.06)	(2,850)	(0.05)	(5,167)	(0.08)	(7,300)	(0.11)
Net income available to common shareholders (GAAP)	$41,877	$0.64	$41,305	$0.61	$180,518	$2.71	$69,189	$1.03
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.

Financial and operational highlights during the quarter ended September 30, 2021:

•

Pre-tax, pre-provision income (“PTPP”) excluding restructuring and merger-related expenses (non-GAAP measure) was $57.8 million, which included $2.6 million of settlement costs with respect to the pending resolution of a lawsuit

•	Continued expense management demonstrated by a year-to-date efficiency ratio of 57.04% (non-GAAP measure)
•	Deposit growth, excluding certificates of deposit (“CDs”), was 15.0% year-over-year, driven by growth in demand deposits
•

Improving macro-economic forecasts favorably impacted the provision for credit losses under the Current Expected Credit Losses (“CECL”) methodology, which drove both the net benefit in the provision for credit losses and the reduction in allowance for credit losses during the quarter

•

Key credit quality metrics such as non-performing assets, past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)

•	During the quarter, we purchased approximately 2.1 million shares of our common stock on the open market under existing share repurchase authorizations
•

WesBanco Bank was named, for the second consecutive year, to Newsweek magazine's ranking of America's Best Banks, recognizing those banks that best serve their customers’ needs, as well as being named the Best Big Bank in the state of West Virginia

•	Our core banking software system conversion was completed on August 2, which, among other benefits, provides enhanced digital capabilities

“We are pleased with WesBanco’s performance during the third quarter of 2021 as we continue to deliver solid pre-tax, pre-provision earnings and manage discretionary expenses,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  “We remain focused on ensuring a strong organization for our shareholders and will continue to appropriately return capital to them.  In addition, we continue to make strategic hires across our organization and markets to enhance our ability to leverage growth opportunities once they fully return.”

Mr. Clossin added, “I remain proud of our entire organization as it has remained diligently focused on serving the financial needs of our customers and communities throughout the pandemic, the re-opening of our economies, and through the completion of our core banking software system conversion.  For the second year in a row, we have been named to Newsweek magazine’s ranking of America’s Best Banks which recognizes those institutions that best serve their customers’ needs.  I would also like to congratulate our Community

Development team for their being nationally honored with the ABA Foundation Community Commitment Award for their strong performance and outreach with our New Markets Loan Program.”

Balance Sheet

Portfolio loans of $9.9 billion as of September 30, 2021 decreased 9.8% when compared to the prior year period, due primarily to forgiveness of approximately 8,140 SBA Payroll Protection Program (“SBA PPP”) loans totaling $940 million and a high level of commercial real estate loan payoffs of $260 million during the third quarter of 2021.  This higher level of payoffs negatively impacted total loan growth by approximately two percentage points.  Further, when excluding SBA PPP loans, total loans decreased 4.9% year-over-year and 1.8% sequentially.  As of September 30, approximately 3,190 SBA PPP loans for $272 million remained in the loan portfolio.

Total deposits increased 10.0% year-over-year to $13.4 billion due primarily to stimulus funds previously received by our customers and increased personal savings, which more than offset a $353.3 million reduction in CDs.  Deposits, excluding CDs, increased 15.0% year-over-year, driven by a 16.5% increase in total demand deposits, which represent approximately 58% of total deposits.

Credit Quality

As of September 30, 2021, total loans past due, non-performing loans, and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters.  In addition, for the third quarter, we realized net loan charge-offs to average loans of three basis points, on an annualized basis.  The allowance for credit losses specific to total portfolio loans at September 30, 2021 was $136.6 million, or 1.38% of total loans; or, when excluding SBA PPP loans, 1.42% of total portfolio loans.  The improvements in the macroeconomic forecasts and certain qualitative factors resulted in a negative provision for credit losses of $1.7 million for the third quarter of 2021, and a negative provision of $50.7 million for the year-to-date period.

Net Interest Margin and Income

The net interest margin of 3.08% for the third quarter of 2021 decreased 4 basis points sequentially and 23 basis points from the third quarter of 2020, primarily due to the lower interest rate environment, and a shift to a higher level of securities as a percentage of total assets.  As a result of increased cash balances from our customers’ higher personal savings creating extra liquidity, investment securities increased by $1.1 billion year-over-year and, as of September 30, 2021, represented approximately 23% of total assets.  Reflecting the continued low interest rate environment, we remain focused on controlling the costs of our various funding sources.  We have reduced all posted deposit rates, including certificates of deposit, throughout the past year, which helped to lower deposit funding costs 12 basis points year-over-year to 14 basis points for the third quarter of 2021, or 9 basis points when including non-interest bearing deposits.  Furthermore, we continued to reduce our average FHLB borrowings to $0.3 billion, down 71.3% from the prior year, which lowered the cost of these borrowings by 53 basis points year-over-year.  Accretion from acquisitions benefited the third quarter net interest margin by 10 basis points, as compared to 18 basis points in the prior year period.  Lastly, the forgiveness of existing and funding of new SBA PPP loans benefited the third quarter of 2021 net interest margin by a net 14 basis points, as compared to a net 2 basis points in the prior year period.

Net interest income decreased $5.3 million, or 4.4%, during the third quarter of 2021, as compared to the same quarter of 2020, reflecting lower loan yields due to repricing of existing loans and lower new offered rates in the current market environment, lower accretion from purchase accounting, and lower rates on new investment securities purchased, partially offset by lower interest paid on deposits and borrowings as described above.  For the nine months ended September 30, 2021, net interest income decreased $12.2 million, or 3.4%, due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the third quarter of 2021, non-interest income of $32.8 million decreased $1.9 million, or 5.4%, from the third quarter of 2020, driven primarily by lower mortgage banking income, which decreased $3.9 million, or 46.2%, from the record level recorded in the prior year period.  While residential mortgage originations of $382 million continued to be strong during the quarter, as compared to $394 million last year, the amount sold in the secondary market decreased from 75% last year to approximately 40%, as we continued efforts to keep more 1-to-4 family residential mortgages on the balance sheet.  Trust fees increased $0.9 million, or 13.4%, primarily from net organic growth during the quarter.  Electronic banking fees increased $0.6 million, or 13.5%, as we transitioned to adjusted settlement processes of a new third-party digital banking service provider.  Lastly, other income decreased $1.0 million, or 19.4%, due to lower loan swap-related income and the sale of the debit card sponsorship business earlier this year.

Non-interest income, for the nine months ended September 30, 2021, increased $6.6 million, or 6.9%.  The net gain on other real estate owned and other assets of $5.0 million was primarily due to a gain earned during the second quarter on an investment made by WesBanco’s Community Development Corporation in a start-up firm more than ten years ago that was recently acquired by a public company.  In addition, mortgage banking fees decreased $0.6 million, or 3.7%, compared to the prior year period, net of year-to-date fair value loss adjustments of $1.0 million, while service charges on deposits were lower due to higher consumer deposits associated with the three rounds of stimulus to-date and lower general consumer spending, resulting in fewer eligible account fees.

Non-Interest Expense

Total operating expenses continued to be well-controlled through company-wide efforts to effectively manage discretionary costs and full-time equivalent employee counts, as demonstrated by a year-to-date efficiency ratio of 57.04%.  Excluding restructuring and merger-related expenses, non-interest expense for the three months ended September 30, 2021 increased $3.9 million, or 4.5%, to $90.2 million compared to the prior year period, primarily due to $2.6 million of settlement costs with respect to the pending resolution of a lawsuit, included within other operating expenses, and higher salary expense.  Salaries and wages increased $1.2 million, or 3.0%, due to higher incentive compensation expense of $1.8 million, reflecting increased business growth and financial performance as compared to the pandemic-impacted prior year, which more than offset lower year-over-year salary expense of approximately $0.9 million.  In addition, employee benefits for the third quarter of $10.7 million, as compared to $10.6 million last year, included an additional $1.4 million from higher employee health insurance claims offset by lower pension and deferred compensation expenses.  Equipment and software expense for the third quarter of 2021 increased $1.4 million, or 22.2%, year-over-year due to increased asset size, increased usage of digital banking services, and SBA PPP loan forgiveness.  Lastly, FDIC insurance expense decreased $0.7 million, or 37.0%, year-over-year due to improved risk factors.

On a similar basis, non-interest expense during the first nine months of 2021 increased just $0.8 million, or 0.3%, compared to the prior year period.  The primary drivers of this slight increase were higher equipment and software costs and legal settlement costs mentioned above and higher marketing expense from product advertising and brand awareness campaigns that were delayed from 2020 due to the COVID-19 pandemic.  The increases were mostly offset by lower FDIC insurance from a refund received last quarter and improved risk factors, lower salaries and wages from financial center closures during the past year, and lower amortization of intangible asset expense.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At September 30, 2021, Tier I leverage was 10.10%, Tier I risk-based capital ratio was 14.18%, common equity Tier 1 capital ratio (“CET 1”) was 12.91%, and total risk-based capital was 16.38%.

During the third quarter of 2021, WesBanco repurchased 2,138,515 shares of its outstanding common stock on the open market at a total cost of $71.3 million.  As of September 30, 2021, approximately 2.96 million shares remained for repurchase under the existing share repurchase authorization that was approved on August 26, 2021, by WesBanco’s Board of Directors.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2021 at 10:00 a.m. ET on Wednesday, October 27, 2021.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10150984.  The replay will begin at approximately 12:00 p.m. ET on October 27, and end at 12 a.m. ET on November 10.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2020 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity.  WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $5.5 billion of assets under management (as of September 30, 2021).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 206 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
Interest and dividend income
Loans, including fees	$103,206	$116,524	(11.4)	$318,532	$351,095	(9.3)
Interest and dividends on securities:
Taxable	13,481	11,669	15.5	37,467	42,702	(12.3)
Tax-exempt	4,063	4,182	(2.8)	11,925	12,940	(7.8)
Total interest and dividends on securities	17,544	15,851	10.7	49,392	55,642	(11.2)
Other interest income	628	1,282	(51.0)	1,836	4,062	(54.8)
Total interest and dividend income	121,378	133,657	(9.2)	369,760	410,799	(10.0)
Interest expense
Interest bearing demand deposits	815	1,225	(33.5)	2,859	5,970	(52.1)
Money market deposits	350	707	(50.5)	1,488	3,937	(62.2)
Savings deposits	244	303	(19.5)	769	1,523	(49.5)
Certificates of deposit	1,726	3,197	(46.0)	6,122	10,765	(43.1)
Total interest expense on deposits	3,135	5,432	(42.3)	11,238	22,195	(49.4)
Federal Home Loan Bank borrowings	1,192	5,457	(78.2)	5,387	20,982	(74.3)
Other short-term borrowings	33	304	(89.1)	192	1,454	(86.8)
Subordinated debt and junior subordinated debt	1,743	1,871	(6.8)	5,336	6,400	(16.6)
Total interest expense	6,103	13,064	(53.3)	22,153	51,031	(56.6)
Net interest income	115,275	120,593	(4.4)	347,607	359,768	(3.4)
Provision for credit losses	(1,730)	16,288	(110.6)	(50,714)	107,949	(147.0)
Net interest income after provision for credit losses	117,005	104,305	12.2	398,321	251,819	58.2
Non-interest income
Trust fees	7,289	6,426	13.4	22,069	19,580	12.7
Service charges on deposits	6,050	5,332	13.5	15,820	16,272	(2.8)
Electronic banking fees	5,427	4,780	13.5	14,853	13,100	13.4
Net securities brokerage revenue	1,965	1,725	13.9	5,318	4,787	11.1
Bank-owned life insurance	2,656	2,088	27.2	6,072	5,609	8.3
Mortgage banking income	4,563	8,488	(46.2)	16,656	17,295	(3.7)
Net securities (losses) gains	(15)	787	(101.9)	740	3,577	(79.3)
Net gain (loss) on other real estate owned and other assets	785	(19)	NM	4,974	84	NM
Other income	4,035	5,005	(19.4)	15,574	15,177	2.6
Total non-interest income	32,755	34,612	(5.4)	102,076	95,481	6.9
Non-interest expense
Salaries and wages	39,497	38,342	3.0	113,822	114,025	(0.2)
Employee benefits	10,658	10,604	0.5	30,191	31,115	(3.0)
Net occupancy	6,825	7,092	(3.8)	20,430	20,809	(1.8)
Equipment and software	7,609	6,229	22.2	21,654	17,991	20.4
Marketing	1,848	1,577	17.2	6,033	4,282	40.9
FDIC insurance	1,227	1,948	(37.0)	2,690	6,456	(58.3)
Amortization of intangible assets	2,854	3,346	(14.7)	8,622	10,085	(14.5)
Restructuring and merger-related expense	4,467	3,608	23.8	6,540	9,241	(29.2)
Other operating expenses	19,716	17,197	14.6	54,858	52,775	3.9
Total non-interest expense	94,701	89,943	5.3	264,840	266,779	(0.7)
Income before provision for income taxes	55,059	48,974	12.4	235,557	80,521	192.5
Provision for income taxes	10,651	7,669	38.9	47,445	11,332	318.7
Net Income	44,408	41,305	7.5	188,112	69,189	171.9
Preferred stock dividends	2,531	-	100.0	7,594	-	100.0
Net income available to common shareholders	$41,877	$41,305	1.4	$180,518	$69,189	160.9

Taxable equivalent net interest income	$116,355	$121,705	(4.4)	$350,777	$363,208	(3.4)

Per common share data
Net income per common share - basic	$0.64	$0.61	4.9	$2.72	$1.03	164.1
Net income per common share - diluted	0.64	0.61	4.9	2.71	1.03	163.1
Net income per common share - diluted, excluding certain items (1)(2)	0.70	0.66	6.1	2.79	1.14	144.7
Dividends declared	0.33	0.32	3.1	0.99	0.96	3.1
Book value (period end)	40.41	40.66	(0.6)	40.41	40.66	(0.6)
Tangible book value (period end) (1)	22.51	21.39	5.2	22.51	21.39	5.2
Average common shares outstanding - basic	64,931,764	67,214,759	(3.4)	66,354,750	67,268,449	(1.4)
Average common shares outstanding - diluted	65,065,848	67,269,303	(3.3)	66,510,357	67,351,857	(1.2)
Period end common shares outstanding	63,838,549	67,216,012	(5.0)	63,838,549	67,216,012	(5.0)
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2021	2020	% Change
Return on average assets	1.43%	0.56%	155.36%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.47	0.62	137.10
Return on average equity	8.67	3.53	145.61
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	8.92	3.90	128.72
Return on average tangible equity (1)	15.30	6.96	119.83
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	15.72	7.62	106.30
Return on average tangible common equity (1)	16.78	7.09	136.67
Return on average tangible common equity, excluding
after-tax restructuring and merger-related expenses (1)	17.25	7.76	122.29
Yield on earning assets (2)	3.36	3.86	(12.95)
Cost of interest bearing liabilities	0.31	0.69	(55.07)
Net interest spread (2)	3.05	3.17	(3.79)
Net interest margin (2)	3.16	3.38	(6.51)
Efficiency (1) (2)	57.04	56.15	1.59
Average loans to average deposits	80.01	92.37	(13.38)
Annualized net loan charge-offs/average loans	0.01	0.08	(87.50)
Effective income tax rate	20.14	14.07	43.14

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2021	2021	2021	2020	2020
Return on average assets	0.97%	1.60%	1.72%	1.21%	0.98%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.06	1.62	1.74	1.22	1.05
Return on average equity	5.98	9.74	10.33	7.28	6.17
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	6.49	9.88	10.43	7.33	6.60
Return on average tangible equity (1)	10.72	17.04	18.22	13.18	11.56
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	11.57	17.27	18.39	13.28	12.31
Return on average tangible common equity (1)	11.76	18.67	20.00	14.49	12.21
Return on average tangible common equity, excluding
after-tax restructuring and merger-related expenses (1)	12.70	18.92	20.18	14.60	13.00
Yield on earning assets (2)	3.24	3.32	3.51	3.61	3.66
Cost of interest bearing liabilities	0.25	0.31	0.37	0.45	0.53
Net interest spread (2)	2.99	3.01	3.14	3.16	3.13
Net interest margin (2)	3.08	3.12	3.27	3.31	3.31
Efficiency (1) (2)	60.52	53.97	56.71	57.06	55.23
Average loans to average deposits	75.46	79.82	85.27	89.64	90.88
Annualized net loan charge-offs and recoveries /average loans	0.03	(0.03)	0.02	0.02	(0.00)
Effective income tax rate	19.34	20.85	19.93	18.13	15.66
Trust assets, market value at period end	$5,464,159	$5,480,995	$5,244,370	$5,025,565	$4,649,054

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

					% Change
	September 30,			December 31,	December 31, 2020
Balance sheets	2021	2020	% Change	2020	to September 30, 2021
Assets
Cash and due from banks	$201,505	$215,982	(6.7)	$184,361	9.3
Due from banks - interest bearing	919,611	544,284	69.0	721,086	27.5
Securities:
Equity securities, at fair value	13,451	12,516	7.5	13,047	3.1
Available-for-sale debt securities, at fair value	2,986,803	2,045,924	46.0	1,978,136	51.0
Held-to-maturity debt securities (fair values of $978,494; $782,401 and $768,183, respectively)	953,920	746,767	27.7	731,212	30.5
Allowance for credit losses, held-to-maturity debt securities	(257)	(461)	44.3	(326)	21.2
Net held-to-maturity debt securities	953,663	746,306	27.8	730,886	30.5
Total securities	3,953,917	2,804,746	41.0	2,722,069	45.3
Loans held for sale	32,308	134,151	(75.9)	168,378	(80.8)
Portfolio loans:
Commercial real estate	5,657,886	5,708,648	(0.9)	5,705,392	(0.8)
Commercial and industrial	1,707,214	2,507,235	(31.9)	2,407,438	(29.1)
Residential real estate	1,655,229	1,798,019	(7.9)	1,720,961	(3.8)
Home equity	607,735	647,052	(6.1)	646,387	(6.0)
Consumer	285,101	328,592	(13.2)	309,055	(7.8)
Total portfolio loans, net of unearned income	9,913,165	10,989,546	(9.8)	10,789,233	(8.1)
Allowance for credit losses - loans	(136,605)	(185,109)	26.2	(185,827)	26.5
Net portfolio loans	9,776,560	10,804,437	(9.5)	10,603,406	(7.8)
Premises and equipment, net	232,134	248,491	(6.6)	249,421	(6.9)
Accrued interest receivable	61,895	65,023	(4.8)	66,790	(7.3)
Goodwill and other intangible assets, net	1,154,468	1,165,566	(1.0)	1,163,091	(0.7)
Bank-owned life insurance	349,735	304,288	14.9	306,038	14.3
Other assets	209,978	265,172	(20.8)	240,970	(12.9)
Total Assets	$16,892,111	$16,552,140	2.1	$16,425,610	2.8
Liabilities
Deposits:
Non-interest bearing demand	$4,531,958	$4,073,305	11.3	$4,070,835	11.3
Interest bearing demand	3,283,444	2,633,601	24.7	2,839,536	15.6
Money market	1,765,480	1,619,410	9.0	1,685,927	4.7
Savings deposits	2,488,180	2,167,597	14.8	2,214,565	12.4
Certificates of deposit	1,354,252	1,707,512	(20.7)	1,618,510	(16.3)
Total deposits	13,423,314	12,201,425	10.0	12,429,373	8.0
Federal Home Loan Bank borrowings	208,940	794,621	(73.7)	549,003	(61.9)
Other short-term borrowings	152,546	381,909	(60.1)	241,950	(37.0)
Subordinated debt and junior subordinated debt	167,711	192,150	(12.7)	192,291	(12.8)
Total borrowings	529,197	1,368,680	(61.3)	983,244	(46.2)
Accrued interest payable	2,495	5,014	(50.2)	4,314	(42.2)
Other liabilities	213,122	244,055	(12.7)	251,942	(15.4)
Total Liabilities	14,168,128	13,819,174	2.5	13,668,873	3.7
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized in 2021 and 2020, respectively; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding in 2021 and 2020, respectively	144,484	144,529	(0.0)	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2021 and 2020, respectively; 68,081,306, 68,081,306 and 68,081,306 shares issued, respectively; 63,838,549, 67,216,012 and 67,254,706 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,634,086	1,634,172	(0.0)	1,634,815	(0.0)
Retained earnings	946,746	802,892	17.9	831,688	13.8
Treasury stock (4,242,757, 865,294 and 826,600 shares - at cost, respectively)	(146,102)	(27,403)	(433.2)	(25,949)	(463.0)
Accumulated other comprehensive income	4,463	38,301	(88.3)	31,359	(85.8)
Deferred benefits for directors	(1,528)	(1,359)	(12.4)	(1,494)	(2.3)
Total Shareholders' Equity	2,723,983	2,732,966	(0.3)	2,756,737	(1.2)
Total Liabilities and Shareholders' Equity	$16,892,111	$16,552,140	2.1	$16,425,610	2.8

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	September 30,	June 30,
Balance sheets	2021	2021	% Change
Assets
Cash and due from banks	$201,505	$208,992	(3.6)
Due from banks - interest bearing	919,611	637,312	44.3
Securities:
Equity securities, at fair value	13,451	13,494	(0.3)
Available-for-sale debt securities, at fair value	2,986,803	2,964,264	0.8
Held-to-maturity debt securities (fair values of $978,494 and $934,487, respectively)	953,920	902,172	5.7
Allowance for credit losses, held-to-maturity debt securities	(257)	(227)	(13.2)
Net held-to-maturity debt securities	953,663	901,945	5.7
Total securities	3,953,917	3,879,703	1.9
Loans held for sale	32,308	41,461	(22.1)
Portfolio loans:
Commercial real estate	5,657,886	5,705,246	(0.8)
Commercial and industrial	1,707,214	2,119,186	(19.4)
Residential real estate	1,655,229	1,625,632	1.8
Home equity	607,735	631,059	(3.7)
Consumer	285,101	276,069	3.3
Total portfolio loans, net of unearned income	9,913,165	10,357,192	(4.3)
Allowance for credit losses - loans	(136,605)	(140,730)	2.9
Net portfolio loans	9,776,560	10,216,462	(4.3)
Premises and equipment, net	232,134	235,227	(1.3)
Accrued interest receivable	61,895	64,020	(3.3)
Goodwill and other intangible assets, net	1,154,468	1,157,322	(0.2)
Bank-owned life insurance	349,735	309,454	13.0
Other assets	209,978	216,914	(3.2)
Total Assets	$16,892,111	$16,966,867	(0.4)
Liabilities
Deposits:
Non-interest bearing demand	$4,531,958	$4,409,221	2.8
Interest bearing demand	3,283,444	3,214,484	2.1
Money market	1,765,480	1,771,686	(0.4)
Savings deposits	2,488,180	2,438,328	2.0
Certificates of deposit	1,354,252	1,484,536	(8.8)
Total deposits	13,423,314	13,318,255	0.8
Federal Home Loan Bank borrowings	208,940	313,960	(33.5)
Other short-term borrowings	152,546	135,267	12.8
Subordinated debt and junior subordinated debt	167,711	192,571	(12.9)
Total borrowings	529,197	641,798	(17.5)
Accrued interest payable	2,495	3,342	(25.3)
Other liabilities	213,122	222,636	(4.3)
Total Liabilities	14,168,128	14,186,031	(0.1)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding at September 30, 2021 and June 30, 2021, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 and 68,081,306 shares issued, respectively; 63,838,549 and 65,970,149 shares outstanding, respectively	141,834	141,834	-
Capital surplus	1,634,086	1,632,460	0.1
Retained earnings	946,746	925,977	2.2
Treasury stock (4,242,757 and 2,111,157 shares - at cost)	(146,102)	(74,996)	(94.8)
Accumulated other comprehensive income	4,463	12,586	(64.5)
Deferred benefits for directors	(1,528)	(1,509)	(1.3)
Total Shareholders' Equity	2,723,983	2,780,836	(2.0)
Total Liabilities and Shareholders' Equity	$16,892,111	$16,966,867	(0.4)

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2021		2020		2021		2020
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$936,084	0.16%	$755,575	0.16%	$803,713	0.12%	$509,928	0.25%
Loans, net of unearned income (1)	10,164,279	4.03	11,107,106	4.17	10,562,879	4.03	10,813,737	4.34
Securities: (2)
Taxable	3,210,878	1.67	2,121,780	2.19	2,856,041	1.75	2,328,196	2.45
Tax-exempt (3)	650,397	3.14	603,835	3.49	610,449	3.31	624,278	3.50
Total securities	3,861,275	1.91	2,725,615	2.47	3,466,490	2.03	2,952,474	2.67
Other earning assets	23,646	4.23	56,575	6.88	28,494	5.11	65,849	6.27
Total earning assets (3)	14,985,284	3.24%	14,644,871	3.66%	14,861,576	3.36%	14,341,988	3.86%
Other assets	2,072,509		2,074,846		2,060,312		2,065,777
Total Assets	$17,057,793		$16,719,717		$16,921,888		$16,407,765

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,297,702	0.10%	$2,654,161	0.18%	$3,139,992	0.12%	$2,518,952	0.32%
Money market accounts	1,791,494	0.08	1,623,969	0.17	1,764,462	0.11	1,590,498	0.33
Savings deposits	2,471,593	0.04	2,140,932	0.06	2,393,066	0.04	2,051,930	0.10
Certificates of deposit	1,403,812	0.49	1,761,087	0.72	1,501,857	0.54	1,865,439	0.77
Total interest bearing deposits	8,964,601	0.14	8,180,149	0.26	8,799,377	0.17	8,026,819	0.37
Federal Home Loan Bank borrowings	289,334	1.63	1,006,593	2.16	388,518	1.85	1,285,266	2.18
Other borrowings	136,028	0.10	383,771	0.32	152,450	0.17	361,949	0.54
Subordinated debt and junior subordinated debt	188,276	3.67	192,093	3.87	191,018	3.73	194,195	4.40
Total interest bearing liabilities (4)	9,578,239	0.25%	9,762,606	0.53%	9,531,363	0.31%	9,868,229	0.69%
Non-interest bearing demand deposits	4,504,332		4,041,681		4,402,487		3,679,743
Other liabilities	197,916		252,917		205,309		239,797
Shareholders' equity	2,777,306		2,662,513		2,782,729		2,619,996
Total Liabilities and Shareholders' Equity	$17,057,793		$16,719,717		$16,921,888		$16,407,765
Taxable equivalent net interest spread		2.99%		3.13%		3.05%		3.17%
Taxable equivalent net interest margin		3.08%		3.31%		3.16%		3.38%

(1) Gross of allowance for loan losses and net of unearned income,  Includes non-accrual and loans held for sale.  Loan fees included in interest income on loans were $6.8 million and $6.2 million for the three months ended September 30, 2021 and 2020, respectively and were $21.5 million and $9.5 million for the nine months ended September 30, 2021 and 2020, respectively.  As part of loan fees, PPP loan fees were $7.1 million and $5.6 million for the three months ended September 30, 2021 and 2020, respectively, and were $21.0 million and $7.7 million for the nine months ended September 30, 2021 and 2020, respectively.  Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $3.0 million and $4.2 million for the three months ended September 30, 2021 and 2020, respectively, and was $10.3 million and $12.5 million for the nine months ended September 30, 2021 and 2020, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.7 million and $2.1 million for the three months ended September 30, 2021 and 2020, respectively, and $2.6 million and $8.1 million for the nine months ended September 30, 2021 and 2020, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Statement of Income	2021	2021	2021	2020	2020
Interest and dividend income
Loans, including fees	$103,206	$105,968	$109,358	$114,582	$116,524
Interest and dividends on securities:
Taxable	13,481	12,900	11,127	10,892	11,669
Tax-exempt	4,063	3,952	3,910	4,059	4,182
Total interest and dividends on securities	17,544	16,852	15,037	14,951	15,851
Other interest income	628	507	659	945	1,282
Total interest and dividend income	121,378	123,327	125,054	130,478	133,657
Interest expense
Interest bearing demand deposits	815	1,009	1,043	1,099	1,225
Money market deposits	350	551	578	678	707
Savings deposits	244	261	264	280	303
Certificates of deposit	1,726	2,026	2,370	2,797	3,197
Total interest expense on deposits	3,135	3,847	4,255	4,854	5,432
Federal Home Loan Bank borrowings	1,192	1,781	2,414	3,719	5,457
Other short-term borrowings	33	40	118	275	304
Subordinated debt and junior subordinated debt	1,743	1,804	1,789	1,918	1,871
Total interest expense	6,103	7,472	8,576	10,766	13,064
Net interest income	115,275	115,855	116,478	119,712	120,593
Provision for credit losses	(1,730)	(21,025)	(27,958)	(209)	16,288
Net interest income after provision for credit losses	117,005	136,880	144,436	119,921	104,305
Non-interest income
Trust fees	7,289	7,148	7,631	6,754	6,426
Service charges on deposits	6,050	4,876	4,894	5,671	5,332
Electronic banking fees	5,427	5,060	4,365	4,424	4,780
Net securities brokerage revenue	1,965	1,829	1,524	1,402	1,725
Bank-owned life insurance	2,656	1,707	1,709	1,750	2,088
Mortgage banking income	4,563	7,830	4,264	5,442	8,488
Net securities (losses) gains	(15)	477	279	691	787
Net gain / (loss) on other real estate owned and other assets	785	4,014	175	18	(19)
Other income	4,035	3,171	8,367	6,553	5,005
Total non-interest income	32,755	36,112	33,208	32,705	34,612
Non-interest expense
Salaries and wages	39,497	37,435	36,890	39,140	38,342
Employee benefits	10,658	9,268	10,266	10,608	10,604
Net occupancy	6,825	6,427	7,177	6,771	7,092
Equipment and software	7,609	7,281	6,765	6,810	6,229
Marketing	1,848	1,802	2,384	1,675	1,577
FDIC insurance	1,227	181	1,282	1,278	1,948
Amortization of intangible assets	2,854	2,873	2,896	3,327	3,346
Restructuring and merger-related expense	4,467	1,222	851	484	3,608
Other operating expenses	19,716	17,323	17,816	17,976	17,198
Total non-interest expense	94,701	83,812	86,327	88,069	89,943
Income before provision for income taxes	55,059	89,180	91,317	64,557	48,974
Provision for income taxes	10,651	18,592	18,202	11,703	7,669
Net Income	44,408	70,588	73,115	52,854	41,305
Preferred stock dividends	2,531	2,531	2,531	2,644	-
Net income available to common shareholders	$41,877	$68,057	$70,584	$50,210	$41,305

Taxable equivalent net interest income	$116,355	$116,906	$117,517	$120,790	$121,705

Per common share data
Net income per common share - basic	$0.64	$1.02	$1.05	$0.75	$0.61
Net income per common share - diluted	0.64	1.01	1.05	0.75	0.61
Net income per common share - diluted, excluding certain items (1)(2)	0.70	1.03	1.06	0.76	0.66
Dividends declared	0.33	0.33	0.33	0.32	0.32
Book value (period end)	40.41	39.96	39.25	38.84	38.51
Tangible book value (period end) (1)	22.51	22.61	22.21	21.75	21.39
Average common shares outstanding - basic	64,931,764	66,894,398	67,263,714	67,238,005	67,214,759
Average common shares outstanding - diluted	65,065,848	67,066,592	67,335,418	67,304,442	67,269,303
Period end common shares outstanding	63,838,549	65,970,149	67,282,134	67,254,706	67,216,012
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,425	2,459	2,490	2,612	2,618

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2021		2021		2021		2020		2020
Non-performing assets:
Troubled debt restructurings - accruing	$3,707		$5,799		$3,563		$3,927		$4,191
Non-accrual loans:
Troubled debt restructurings	1,615		1,664		1,768		1,828		1,818
Other non-accrual loans	34,644		34,548		32,807		35,052		35,448
Total non-accrual loans	36,259		36,212		34,575		36,880		37,266
Total non-performing loans	39,966		42,011		38,138		40,807		41,457
Other real estate and repossessed assets	293		773		393		549		738
Total non-performing assets	$40,259		$42,784		$38,531		$41,356		$42,195

Past due loans (1):
Loans past due 30-89 days	$32,682		$21,233		$20,602		$31,596		$17,338
Loans past due 90 days or more	11,252		8,318		12,824		8,846		10,170
Total past due loans	$43,934		$29,551		$33,426		$40,442		$27,508

Criticized and classified loans (2):
Criticized loans	$290,281		$319,448		$340,943		$362,295		$248,264
Classified loans	127,022		136,927		114,884		132,650		108,594
Total criticized and classified loans	$417,303		$456,375		$455,827		$494,945		$356,858

Loans past due 30-89 days / total portfolio loans (3)	0.33%		0.21%		0.19%		0.29%		0.16%
Loans past due 90 days or more / total portfolio loans	0.11		0.08		0.12		0.08		0.09
Non-performing loans / total portfolio loans	0.40		0.41		0.36		0.38		0.38
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.41		0.41		0.36		0.38		0.38
Non-performing assets / total assets	0.24		0.25		0.23		0.25		0.26
Criticized and classified loans / total portfolio loans	4.21		4.41		4.26		4.59		3.25

Allowance for credit losses
Allowance for credit losses - loans	$136,605		$140,730		$160,040		$185,827		$185,109
Allowance for credit losses - loan commitments	7,290		5,766		6,731		9,514		10,829
Provision for credit losses	(1,730)		(21,025)		(27,958)		(209)		16,288
Net loan and deposit account overdraft charge-offs and recoveries	842		(689)		648		524		(133)
Annualized net loan charge-offs and recoveries / average loans	0.03%		(0.03)%		0.02%		0.02%		(0.00)%
Allowance for credit losses - loans / total portfolio loans	1.38%		1.36%		1.50%		1.72%		1.68%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.42%		1.43%		1.62%		1.85%		1.83%
Allowance for credit losses - loans / non-performing loans	3.42	x	3.35	x	4.20	x	4.55	x	4.47	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.63	x	1.97	x	2.24	x	2.29	x	2.68	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2021		2021		2021		2020		2020
Capital ratios
Tier I leverage capital	10.10%		10.42%		10.74%		10.51%		10.18%
Tier I risk-based capital	14.18		15.15		14.95		14.72		14.29
Total risk-based capital	16.38		17.68		17.58		17.58		17.18
Common equity tier 1 capital ratio (CET 1)	12.91		13.83		13.65		13.40		12.99
Average shareholders' equity to average assets	16.44		16.44		16.65		16.59		15.92
Tangible equity to tangible assets (4)	10.04		10.34		10.30		10.52		10.27
Tangible common equity to tangible assets (4)	9.12		9.43		9.39		9.58		9.33

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $272.1 million of PPP loans as of September 30, 2021.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

WESBANCO, INC.
Consolidated Selected Financial Highlights

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2021	2020	2020	2021	2020
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,877	$68,057	$70,584	$50,210	$41,305	$180,518	$69,189
Plus: after-tax restructuring and merger-related expenses (1)	3,529	965	672	383	2,850	5,167	7,300
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	45,406	69,022	71,256	50,593	44,155	185,685	76,489

Average total assets	$17,042,147	$17,042,147	$16,636,258	$16,546,761	$16,719,717	$16,840,324	$16,407,765

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.06%	1.62%	1.74%	1.22%	1.05%	1.47%	0.62%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,877	$68,057	$70,584	$50,210	$41,305	$180,518	$69,189
Plus: after-tax restructuring and merger-related expenses (1)	3,529	965	672	383	2,850	5,167	7,300
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	45,406	69,022	71,256	50,593	44,155	185,685	76,489

Average total shareholders' equity	2,801,455	2,801,455	2,770,416	2,744,936	2,662,513	2,786,021	2,619,996

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	6.43%	9.88%	10.43%	7.33%	6.60%	8.91%	3.90%

Return on average tangible equity:
Net income available to common shareholders	$41,877	$68,057	$70,584	$50,210	$41,305	$180,518	$69,189
Plus: amortization of intangibles (1)	2,255	2,270	2,288	2,628	2,643	6,811	7,967
Net income available to common shareholders before amortization of intangibles	44,132	70,327	72,872	52,838	43,948	187,329	77,156

Average total shareholders' equity	2,801,455	2,801,455	2,770,416	2,744,936	2,662,513	2,786,021	2,619,996
Less: average goodwill and other intangibles, net of def. tax liability	(1,143,522)	(1,145,882)	(1,148,171)	(1,150,184)	(1,150,549)	(1,145,841)	(1,138,621)
Average tangible equity	$1,657,933	$1,655,573	$1,622,245	$1,594,752	$1,511,964	$1,640,180	$1,481,375

Return on average tangible equity (annualized) (2)	10.56%	17.04%	18.22%	13.18%	11.56%	15.27%	6.96%

Average tangible common equity	$1,513,449	$1,511,089	$1,477,736	$1,450,243	$1,431,657	$1,495,696	$1,454,411
Return on average tangible common equity (annualized) (2)	11.57%	18.67%	20.00%	14.49%	12.21%	16.75%	7.09%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,877	$68,057	$70,584	$50,210	$41,305	$180,518	$69,189
Plus: after-tax restructuring and merger-related expenses (1)	3,529	965	672	383	2,850	5,167	7,300
Plus: amortization of intangibles (1)	2,255	2,270	2,288	2,628	2,643	6,811	7,967
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	47,661	71,292	73,544	53,221	46,798	192,496	84,456

Average total shareholders' equity	2,801,455	2,801,455	2,770,416	2,744,936	2,662,513	2,786,021	2,619,996
Less: average goodwill and other intangibles, net of def. tax liability	(1,143,522)	(1,145,882)	(1,148,171)	(1,150,184)	(1,150,549)	(1,145,841)	(1,138,621)
Average tangible equity	$1,657,933	$1,655,573	$1,622,245	$1,594,752	$1,511,964	$1,640,180	$1,481,375

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	11.41%	17.27%	18.39%	13.28%	12.31%	15.69%	7.62%

Average tangible common equity	$1,513,449	$1,511,089	$1,477,736	$1,450,243	$1,431,657	$1,495,696	$1,454,411
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	12.49%	18.92%	20.18%	14.60%	13.00%	17.21%	7.76%

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept.30,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2021	2020	2020	2021	2020

Efficiency ratio:
Non-interest expense	$94,701	$83,812	$86,327	$88,069	$89,943	$264,840	$266,779
Less: restructuring and merger-related expense	(4,467)	(1,222)	(851)	(484)	(3,608)	(6,540)	(9,241)
Non-interest expense excluding restructuring and merger-related expense	90,234	82,590	85,476	87,585	86,335	258,300	257,538

Net interest income on a fully taxable equivalent basis	116,355	116,906	117,517	120,790	121,705	350,777	363,208
Non-interest income	32,755	36,112	33,208	32,705	34,612	102,076	95,481
Net interest income on a fully taxable equivalent basis plus non-interest income	$149,110	$153,018	$150,725	$153,495	$156,317	$452,853	$458,689
Efficiency Ratio	60.52%	53.97%	56.71%	57.06%	55.23%	57.04%	56.15%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,877	$68,057	$70,584	$50,210	$41,305	$180,518	$69,189
Add: After-tax restructuring and merger-related expenses (1)	3,529	965	672	383	2,850	5,167	7,300
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$45,406	$69,022	$71,256	$50,593	$44,155	$185,685	$76,489

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.64	$1.01	$1.05	$0.75	$0.61	$2.71	$1.03
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.06	0.02	0.01	0.01	0.05	0.08	0.11
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.70	$1.03	$1.06	$0.76	$0.66	$2.79	$1.14

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2021	2021	2021	2020	2020
Tangible book value per share:
Total shareholders' equity	$2,723,983	$2,780,836	$2,785,522	$2,756,737	$2,732,966
Less: goodwill and other intangible assets, net of def. tax liability	(1,142,350)	(1,144,604)	(1,146,874)	(1,149,161)	(1,150,939)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,529)
Tangible common equity	1,437,149	1,491,748	1,494,164	1,463,092	1,437,498

Common shares outstanding	63,838,549	65,970,149	67,282,134	67,254,706	67,216,012

Tangible book value per share	$22.51	$22.61	$22.21	$21.75	$21.39

Tangible common equity to tangible assets:
Total shareholders' equity	$2,723,983	$2,780,836	$2,785,522	$2,756,737	$2,732,966
Less: goodwill and other intangible assets, net of def. tax liability	(1,142,350)	(1,144,604)	(1,146,874)	(1,149,161)	(1,150,939)
Tangible equity	1,581,633	1,636,232	1,638,648	1,607,576	1,582,027
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,529)
Tangible common equity	1,437,149	1,491,748	1,494,164	1,463,092	1,437,498

Total assets	16,892,111	16,966,867	17,057,788	16,425,610	16,552,140
Less: goodwill and other intangible assets, net of def. tax liability	(1,142,350)	(1,144,604)	(1,146,874)	(1,149,161)	(1,150,939)
Tangible assets	$15,749,761	$15,822,263	$15,910,914	$15,276,449	$15,401,201

Tangible equity to tangible assets	10.04%	10.34%	10.30%	10.52%	10.27%

Tangible common equity to tangible assets	9.12%	9.43%	9.39%	9.58%	9.33%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

WESBANCO, INC.
Consolidated Selected Financial Highlights

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2021	2020	2020	2021	2020
Pre-tax, pre-provision income:
Income before provision for income taxes	$55,059	$89,180	$91,317	$64,557	$48,974	$235,557	$80,521
Add: provision for credit losses	(1,730)	(21,025)	(27,958)	(209)	16,288	(50,714)	107,949
Pre-tax, pre-provision income	$53,329	$68,155	$63,359	$64,348	$65,262	$184,843	$188,470

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$55,059	$89,180	$91,317	$64,557	$48,974	$235,557	$80,521
Add: provision for credit losses	(1,730)	(21,025)	(27,958)	(209)	16,288	(50,714)	107,949
Add: restructuring and merger-related expenses	4,467	1,222	851	484	3,608	6,540	9,241
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$57,796	$69,377	$64,210	$64,832	$68,870	$191,383	$197,711

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$55,059	$89,180	$91,317	$64,557	$48,974	$235,557	$80,521
Add: provision for credit losses	(1,730)	(21,025)	(27,958)	(209)	16,288	(50,714)	107,949
Add: restructuring and merger-related expenses	4,467	1,222	851	484	3,608	6,540	9,241
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	57,796	69,377	64,210	64,832	68,870	191,383	197,711

Average total assets	$17,042,147	$17,042,147	$16,636,258	$16,546,761	$16,719,717	$16,840,324	$16,407,765

Return on average assets, excluding certain items (annualized) (1) (2)	1.35%	1.63%	1.57%	1.56%	1.64%	1.52%	1.61%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$55,059	$89,180	$91,317	$64,557	$48,974	$235,557	$80,521
Add: provision for credit losses	(1,730)	(21,025)	(27,958)	(209)	16,288	(50,714)	107,949
Add: restructuring and merger-related expenses	4,467	1,222	851	484	3,608	6,540	9,241
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	57,796	69,377	64,210	64,832	68,870	191,383	197,711

Average total shareholders' equity	$2,801,455	$2,801,455	$2,770,416	$2,744,936	$2,662,513	$2,786,021	$2,619,996

Return on average equity, excluding certain items (annualized) (1) (2)	8.19%	9.93%	9.40%	9.40%	10.29%	9.18%	10.08%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$55,059	$89,180	$91,317	$64,557	$48,974	$235,557	$80,521
Add: provision for credit losses	(1,730)	(21,025)	(27,958)	(209)	16,288	(50,714)	107,949
Add: amortization of intangibles	2,854	2,873	2,896	3,327	3,346	8,622	10,085
Add: restructuring and merger-related expenses	4,467	1,222	851	484	3,608	6,540	9,241
Income before provision, restructuring and merger-related expenses and amortization of intangibles	60,650	72,250	67,106	68,159	72,216	200,005	207,796

Average total shareholders' equity	2,801,455	2,801,455	2,770,416	2,744,936	2,662,513	2,786,021	2,619,996
Less: average goodwill and other intangibles, net of def. tax liability	(1,143,522)	(1,145,882)	(1,148,171)	(1,150,184)	(1,150,549)	(1,145,841)	(1,138,621)
Average tangible equity	$1,657,933	$1,655,573	$1,622,245	$1,594,752	$1,511,964	$1,640,180	$1,481,375

Return on average tangible equity, excluding certain items (annualized) (1) (2)	14.51%	17.50%	16.78%	17.00%	19.00%	16.30%	18.74%

Average tangible common equity	$1,513,449	$1,511,089	$1,477,736	$1,450,243	$1,431,657	$1,495,696	$1,454,411
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	15.90%	19.18%	18.42%	18.70%	20.07%	17.88%	19.08%
(1)	Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2)	The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.